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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Midway Airlines Corporation:

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this registration statement on Form S-1 filed by Midway Airlines Corporation dated December 4, 1997 relating to the issuance of 350,000 shares of Common Stock.

                                          ARTHUR ANDERSEN LLP

Raleigh, NC
December 4, 1997